JOHN HANCOCK SERIES TRUST

           Instrument Changing Names of Series of Shares of the Trust
           ----------------------------------------------------------

         The Trustees of John Hancock Series Trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated September 10, 1996, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock Emerging Growth Fund to John Hancock Small Cap Growth Fund, effective June 1, 1999.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of March, 1999.


/s/ Edward J. Boudreau, Jr.                             /s/ Charles L. Ladner
---------------------------                             ---------------------
Edward J. Boudreau, Jr.                                 Charles L. Ladner

/s/James F. Carlin                                      /s/ Leo E. Linbeck, Jr.
------------------                                      -----------------------
James F. Carlin                                         Leo E. Linbeck, Jr.

/s/ William H. Cunningham                               /s/ Steven R. Pruchansky
-------------------------                               ------------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/ Ronald R. Dion
------------------                                      -------------------
Ronald R. Dion                                          Richard S. Scipione

                                                        /s/ Norman H. Smith
--------------------                                    -------------------
Harold R. Hiser, Jr.                                    Norman H. Smith

/s/Anne C. Hodsdon                                      /s/ John P. Toolan
------------------                                      ------------------
Anne C. Hodsdon                                         John P. Toolan



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF FLORIDA       )
                       )ss
COUNTY OF DADE         )


         Then personally appeared the above-named Edward J. Boudreau, Jr., James
F. Carlin, William H. Cunningham, Ronald R. Dion, Anne C. Hodsdon, Charles L. Ladner, Leo E. Linbeck, Jr., Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of March, 1999.


                                    /s/ Gloria Ashby
                                    ----------------
                                    Notary Public

                                    My Commission Expires: May 10, 1999

s:\dectrust\amendmts\series\June99 name change.doc